UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2009

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2626
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 13, 2009 Citibank (South Dakota), National Association, pursuant to an Assignment of Receivables in Additional Accounts, designated and transferred in a lump addition to Citibank Credit Card Master Trust I  224,900 small business revolving credit card accounts originated by Citibank (South Dakota) with an aggregate receivables balance on such date of $1,479,826,389.  The receivables consisted of $1,448,182,055 of principal receivables and $31,644,334 of finance charge receivables. The inclusion of these receivables in the master trust is not expected to materially impact the performance of the master trust’s assets.

Citibank (South Dakota) issues its small business credit cards to business owners who agree to use the cards for business purposes. With respect to substantially all accounts, both the individual business owner and the business are jointly and severally liable for all charges and balances on the account. For the remainder of the accounts, only the individual business owner is liable. The small business credit card accounts generally have higher receivables balances, credit limits and monthly payment rates than the other accounts designated to the master trust, taken as a whole.  In addition, interchange generated on the receivables in these accounts is generally higher than the interchange generated on the receivables in the other accounts designated to the master trust.

As of June 13, 2009, the small business credit card accounts designated to the master trust had an average principal receivable balance of $6,439 and an average credit limit of $31,232. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 21%. Approximately 81.50% of the accounts were opened before June 2007. Of the accounts, as of June 13, 2009, approximately 25.34% of the receivables related to obligors with billing addresses in California and 15.92% in Texas.  No other state represents more than 10% of the outstanding receivables.  As of June 13, 2009, 81.92% of the receivables in the accounts related to obligors whose FICO score is greater than 660, and 93.02% of the receivables had a “current” payment status as of the most recent related billing date.

As of the most recent related billing date prior to June 13, 2009, 4.86% of the small business credit card accounts had a credit balance or otherwise had no payment due, 62.61% of the obligors paid their entire outstanding balance, 2.54% of the obligors made only the minimum payment due, and the remaining 29.99% of the obligors paid an amount greater than the minimum due, but less than the entire outstanding balance.

The Assignment of Receivables in Additional Accounts is attached hereto as Exhibit 4.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 4.1	Assignment No. 156 of Receivables in Additional Accounts, dated as of June 13, 2009, between Citibank (South Dakota), National Association and Deutsche Bank Trust Company Americas, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By:    /s/ Douglas C. Morrison
----------------------------------------
Douglas C. Morrison
Vice President

Dated:  June 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Assignment No. 156 of Receivables in Additional Accounts, dated as of June 13, 2009, between Citibank (South Dakota), National Association and Deutsche Bank Trust Company Americas, as trustee

5